UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2014

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hartwell Avenue

Lexington, MA  02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2014, Synta Pharmaceuticals Corp. (“Synta” or the “Company”) issued a press release announcing the appointment of Chen Schor as the Company’s Executive Vice President and Chief Operating Officer and Marc R. Schneebaum as the Company’s Senior Vice President and Chief Financial Officer, both effective as of December 8, 2014 (the “Commencement Date”). A copy of the press release announcing these appointments is attached hereto as Exhibit 99.1.  Mr. Schneebaum will be replacing Keith S. Ehrlich, who will be stepping down as the Company’s Chief Financial Officer, effective as of December 8, 2014. Mr. Ehrlich will remain with the Company during a transition period.

Mr. Schor, age 42, is a global industry leader with vast experience in biotechnology, medical devices, business development and private equity. From October 2012 to December 2014, Mr. Schor served as President and CEO of Novalere FP, Inc., a pre-commercial stage allergy therapeutics company. From September 2011 to October 2012, Mr. Schor served as Chief Business Officer of Eleven Biotherapeutics, an emerging therapeutics company.  From March 2009 until September 2011, Mr. Schor served as Vice President of Business Development, global branded products at Teva Pharmaceuticals. Prior to joining Teva, Mr. Schor was Chief Business Officer at Epix Pharmaceuticals, Inc. (formerly known as Predix Pharmaceuticals Inc.) from December 2003 until March 2009. Mr. Schor led licensing and M&A transactions valued at over $8 billion with GSK, Amgen, Pfizer, Merck KGaA, OncoGeneX and other companies. Prior to joining Epix, Mr. Schor was a Partner at Yozma Venture Capital from September 1998 until December 2003, managing the fund’s investments in biotechnology and medical device companies. Mr. Schor has served as a director of Brainstorm Cell Therapeutics Inc., a publicly traded biotechnology Company, since 2011. Mr. Schor holds a Master in Business Administration, a B.A. in Biology, a B.A. in Economics and is a Certified Public Accountant (CPA).

Mr. Schneebaum, age 60, has most recently served as a consultant in the healthcare industry. From 2011 to 2013, Mr. Schneebaum served as President, Chief Executive Officer and a director of Predictive BioSciences, Inc., a commercial stage cancer diagnostics company. From 1997 to 2010, he served as President, Chief Executive Officer, and a director of Sensors for Medicine and Science, Inc., an emerging medical technology company. From 1991 to 1997, he served as Senior Vice President, Finance, Business Development and Administration, and Chief Financial Officer of Genetic Therapy, Inc., a biotechnology company (acquired by Sandoz/Novartis). From 1987 to 1991, Mr. Schneebaum was a Vice President at Alex Brown & Sons Incorporated, a leading investment banking firm (now part of Deutsche Bank), where he participated in a variety of finance and strategic assignments. Mr. Schneebaum began his career in the accounting and auditing group at KPMG LLP, advancing to Senior Manager in the management consulting group. Mr. Schneebaum has served as a director of Genvec, Inc., a publicly traded biopharmaceutical Company, since 2007. Mr. Schneebaum received his degree in Business Administration from the University of Maryland and is a Certified Public Accountant (inactive).

On December 3, 2014, the Company entered into a letter agreement (the “Schor Agreement”) with Mr. Schor, pursuant to which he will receive an initial annual base salary of $425,000 per year and is eligible to receive an annual bonus at a target amount of 50% of his base salary.  Mr. Schor will also receive a sign-on bonus of $50,000, which must be repaid in part if Mr. Schor is terminated without Cause (as defined in the Schor Severance Agreement set forth below) or resigns without Good Reason (as defined in the Schor Severance Agreement) within one year of the Commencement Date. Under the terms of the Schor Agreement, upon the Commencement Date, Mr. Schor will be granted options to purchase up to 450,000 shares of Synta’s common stock (the “Schor Options”) and 150,000 shares of restricted common stock (the “Schor Restricted Stock”). The Schor Options will be exercisable at a price equal to the closing price on the Commencement Date and will vest as to 25% of the shares on the first anniversary of the Commencement Date, and as to an additional 6.25% of the shares on the last day of each successive three-month period thereafter, provided that he remains employed by Company on the vesting date. The

Schor Restricted Stock will vest as to 50% of the shares on the second anniversary of the Commencement Date, and as to the remaining 50% of the shares on the third anniversary of the Commencement Date, provided that he remains employed by Company on the vesting date. The Schor Options and  Schor Restricted Stock will be granted outside of the Company’s Amended and Restated 2006 Stock Plan (the “2006 Stock Plan”) as an inducement material to Mr. Schor’s acceptance of employment in accordance with NASDAQ Listing Rule 5635(c)(4).  The foregoing is a summary description of the terms and conditions of the Schor Agreement and is qualified in its entirety by reference to the Schor Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On December 3, 2014, the Company also entered into a Severance and Change of Control Agreement (the “Schor Severance Agreement”) with Mr. Schor, which provides that if Mr. Schor’s employment with the Company is terminated by the Company without Cause (as defined in the Schor Severance Agreement) or by Mr. Schor for Good Reason (as defined in the Schor Severance Agreement), subject to his execution of a release of claims agreement acceptable to the Company, he will be entitled to (i) continuation of salary for 12 months, (ii) acceleration of the vesting of all outstanding equity awards that would have vested within 12 months of the termination date, and (iii) continuation of health benefits for 12 months. In addition, if within one year following a Change of Control (as defined in the Schor Severance Agreement), Mr. Schor’s employment with the Company is terminated by the Company without Cause or by Mr. Schor for Good Reason, subject to his execution of a release of claims agreement acceptable to the Company, he will be entitled to (i) payment of a lump sum equal to 18 months of base salary, (ii) payment of an amount equal to his target annual bonus amount, pro rated for the portion of the year in which his employment was terminated, (iii) acceleration of the vesting of all outstanding unvested equity awards, and (iv) continuation of health benefits for 18 months. The foregoing is a summary description of the terms and conditions of the Schor Severance Agreement and is qualified in its entirety by reference to the Schor Severance Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

On November 24, 2014, the Company entered into a letter agreement (the “Schneebaum Agreement”) with Mr. Schneebaum, pursuant to which he will receive an initial annual base salary of $325,000 per year and is eligible to receive an annual bonus at a target amount of 40% of his base salary.  The Company will also pay for or reimburse Mr. Schneebaum for reasonable costs and expenses of relocating to the Massachusetts area, and the Company will reimburse Mr. Schneebaum, in an amount not to exceed $20,000, for temporary living expenses and travel expenses.  Under the terms of the Schneebaum Agreement, upon the Commencement Date, Mr. Schneebaum will be granted options to purchase up to 225,000 shares of Synta’s common stock (the “Schneebaum Options”) and 75,000 shares of restricted common stock (the “Schneebaum Restricted Stock”). The Schneebaum Options will be exercisable at a price equal to the closing price on the Commencement Date and will vest as to 25% of the shares on the first anniversary of the Commencement Date, and as to an additional 6.25% of the shares on the last day of each successive three-month period thereafter, provided that he remains employed by Company on the vesting date. The Schneebaum Restricted Stock will vest as to 50% of the shares on the second anniversary of the Commencement Date, and as to the remaining 50% of the shares on the third anniversary of the Commencement Date, provided that he remains employed by Company on the vesting date. The Schneebaum Options and Schneebaum Restricted Stock will be granted outside of the 2006 Stock Plan as an inducement material to Mr. Schneebaum’s acceptance of employment in accordance with NASDAQ Listing Rule 5635(c)(4).  The foregoing is a summary description of the terms and conditions of the Schneebaum Agreement and is qualified in its entirety by reference to the Schneebaum Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

On November 24, 2014, the Company also entered into a Severance and Change of Control Agreement (the “Schneebaum Severance Agreement”) with Mr. Schneebaum, which provides that if Mr. Schneebaum’s employment with the Company is terminated by the Company without Cause (as defined in the Schneebaum Severance Agreement) or by Mr. Schneebaum for Good Reason (as defined in the Schneebaum Severance Agreement), subject to his execution of a release of claims agreement acceptable to the Company, he will be entitled to (i) continuation of salary for six months, (ii) acceleration of the vesting of all outstanding equity awards that would have vested within six months of the termination date, and (iii) continuation of health benefits for six months. In addition, if within one year following a Change of Control (as defined in the Schneebaum Severance Agreement), Mr. Schneebaum’s employment with the Company is terminated by the Company without Cause or by Mr. Schneebaum for Good Reason, subject to his execution of a release of claims agreement acceptable to the Company, he will be entitled to (i) payment of a lump sum equal to 12 months of base salary, (ii) payment of an amount equal to his target annual bonus amount, pro rated for the portion of the year in which his employment was terminated, (iii) acceleration of the vesting of all outstanding unvested equity awards, and (iv) continuation of health benefits for 12 months. The foregoing is a summary description of the terms and conditions of the Schneebaum Severance Agreement and is qualified in its entirety by reference to the Schneebaum Severance Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

As a condition of employment, each of Mr. Schor and Mr Schneebaum has entered into a non-competition/non-solicitation agreement pursuant to which each of them has agreed not to compete with Synta or to solicit customers or employees of Synta for a period of 12 months after the termination of his employment.

There are no family relationships between each of Mr. Schor and Mr. Schneebaum and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Schor or Mr. Schneebaum.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

10.1	Letter Agreement, dated December 3, 2014, between Synta Pharmaceuticals Corp. and Chen Schor.

10.2	Severance and Change of Control Agreement, dated December 3, 2014, between Synta Pharmaceuticals Corp. and Chen Schor.

10.3	Letter Agreement, dated November 24, 2014, between Synta Pharmaceuticals Corp. and Marc R. Schneebaum.

10.4	Severance and Change of Control Agreement, dated November 24, 2014, between Synta Pharmaceuticals Corp. and Marc R. Schneebaum.

99.1	Press Release, dated December 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: December 4, 2014	/s/ Wendy Rieder
Wendy E. Rieder, Esq.
General Counsel